UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

July 15, 2005

____________________________

Purezza Group, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other Jurisdiction of Incorporation or Organization)

333-85306 (Commission File Number)		65-1129912 (IRS Employer Identification No.)
426 Xuefu Street, Taiyuan, Shanxi Province, China (Address of Principal Executive Offices and zip code)

86 351 2281300
(Registrant's telephone number, including area code)

936A Beachland Boulevard, Suite 13
Vero Beach, FL 32963
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Purezza Group, Inc. (“Purezza”) and Shanxi Puda Resources Co, Ltd. (“Puda”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Purezza's and Puda’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Purezza's and Puda’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Purezza undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1 - Registrants’ Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Items 2.01 and 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

On June 24, 2005, Taiyuan Putai Business Consulting Co., Ltd. (“Putai”), a limited liability company under the Company Law of The People’s Republic of China (the “PRC”) and Shanxi Puda Resources Co, Ltd. (“Puda”), a limited liability company formed by natural persons under the laws of the PRC, entered into an Exclusive Consulting Agreement, (“Consulting Agreement”), an Operating Agreement, (“Operating Agreement”), and a Technology License Agreement, (“License Agreement”) (collectively, theses agreements are referred to herein as the “Restructuring Agreements”). Under the Restructuring Agreements, Putai has agreed to advise, consult, manage and operate Puda’s business, to provide certain financial accommodations to Puda, and to license certain technology to Puda for use in its business, in exchange for Puda’s payment of all of its Operating Cash Flow (as defined in the Restructuring Agreements) to Putai.

Each of the holders of the registered capital of Puda also granted Putai the exclusive right and option to acquire all of their registered capital of Puda (“Option Agreement”) and further authorized Putai to vote at any meeting or action of the owners of the registered capital of Puda and to act as the representative for such holders in all matters respecting Puda’s registered capital (“Authorizations”).

The Restructuring Agreements, Option Agreement and Authorizations are included as Exhibits 10.1 through 10.6 to this Report, and are hereby incorporated by this reference.

As a result of the closing of the exchange transaction described below, Puda Investment Holding Limited (“Puda BVI”), an International Business Company incorporated in the British Virgin Islands, became a wholly-owned subsidiary of Purezza. Puda BVI, in turn, owns all of the registered capital of Putai, a wholly foreign owned enterprise (“WFOE”) registered under the wholly foreign-owned enterprises laws of the PRC.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective June 20, 2005, Purezza Group, Inc., a Florida corporation ("Purezza"), entered into an Exchange Agreement (“Exchange Agreement”) with Taiyuan Putai Business Consulting Co., Ltd. (“Putai”), a limited liability company under the Company Law of The People’s Republic of China (the “PRC”), Shanxi Puda Resources Co, Ltd. (“Puda”), a limited liability company formed by natural persons under the laws of the PRC, Puda Investment Holding Limited (“Puda BVI”), an International Business Company incorporated in the British Virgin Islands, and each of the members of Puda BVI (the “Puda BVI Members”). The closing of the transactions contemplated by the Exchange Agreement (the “Closing”) occurred on July 15, 2005. At the Closing, pursuant to the terms of the Exchange Agreement, Purezza acquired all of the outstanding capital stock and ownership interests of Puda BVI (the “Interests”) from the Puda BVI Members, and the Puda BVI Members contributed all of their Interests in Puda BVI to Purezza. In exchange, Purezza issued to the Puda BVI Members 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Purezza ("Preferred Shares"), which are convertible into 678,500,000 shares of Purezza’s common stock (“Conversion Shares”). The issuance of the Preferred Shares and, upon conversion, the shares of Purezza common stock underlying the Preferred Shares, to the Puda BVI Members is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

At the Closing, Puda BVI became a wholly-owned subsidiary of Purezza. Puda BVI, in turn, owns all of the registered capital of Putai, a wholly foreign owned enterprise (“WFOE”) registered under the wholly foreign-owned enterprises laws of the PRC.

On July 18, 2005, Purezza filed a press release announcing the Closing, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Except for the Exchange Agreement and the transactions contemplated by that agreement, neither Purezza, nor its directors and officers, had any material relationship with Puda BVI, any of the Members of Puda BVI, Puda or Putai.

Purezza is presently authorized under its Articles of Incorporation to issue 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Of the 5,000,000 shares of preferred stock authorized, 1,100,000 shares will be designated as Series A Convertible Preferred Stock pursuant to a certificate of designations (“Certificate of Designations”), which was approved by Purezza’s board of directors, and filed with and accepted by, the Secretary of State of the State of Florida prior to the Closing. As of the Closing, Purezza had 59,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Under the terms of the Exchange Agreement, all of the outstanding Interests of Puda BVI will be exchanged for 1,000,000 Preferred Shares of Purezza. Each Preferred Share will be convertible into 678.5 shares of Purezza’s common stock (the “Conversion Rate”). The Preferred Shares will immediately and automatically be converted into shares of Purezza’s common stock (the “Mandatory Conversion”) upon the approval by a majority of Purezza’s stockholders (voting together on an as-converted-to-common-stock basis), following the exchange transaction, of an increase in the number of authorized shares of Purezza’s common stock from 100,000,000 to 150,000,000, and a 1 for 10 reverse stock split of Purezza’s outstanding common stock (“Reverse Split”). The Conversion Rate will be adjusted downward to account for the Reverse Split.

The holders of shares of Series A Preferred Stock will be entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each share of Series A Preferred Stock will carry a number of votes equal to the number of shares of common stock issuable in a Mandatory Conversion based on the then applicable Conversion Rate. As such, immediately following the Closing, the Puda BVI Members owned 92% of the total combined voting power of all classes of Purezza’s outstanding stock entitled to vote.

Upon Mandatory Conversion of the Preferred Shares, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the Puda BVI Members will, in the aggregate, receive approximately 67,850,000 shares of Purezza’s common stock, representing 92% of the outstanding shares of Purezza’s common stock immediately following the Mandatory Conversion. The existing stockholders of Purezza will, following the Mandatory Conversion and Reverse Split, own approximately 5,900,000 shares of Purezza’s common stock, representing 8% of the outstanding shares of common stock.

Accordingly, if the Mandatory Conversion and the Reverse Split occurred as of the date of this Report, Purezza’s currently issued and outstanding Series A Convertible Preferred Stock (currently 1,000,000 shares) and common stock (currently 59,000,000 shares) would be converted into 67,850,000 and 5,900,000 shares of common stock, respectively, and would represent 92% and 8%, respectively, of Purezza’s total common stock issued and outstanding.

In connection with the Reverse Split, Purezza’s board of directors may, in its discretion, provide special treatment to certain Purezza stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event Purezza’s board determines to provide such special treatment, Purezza stockholders holding 1,000 or fewer shares of common stock but at least 100 shares of common stock will receive 100 shares of common stock after the Reverse Split, and persons holding less than 100 shares of common stock would not be affected. The terms and conditions of special treatment afforded to Purezza stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Purezza’s board of directors.

Effective as of the Closing, the existing director of Purezza resigned, and the following directors of Purezza were appointed:

Name	Age	Position
Zhao Ming	34	Chairman of the Board
Wang Lisheng	41	Director designated by Zhao Ming
Rachel Li	37	Director designated by Keating Reverse Merger Fund, LLC

Also effective as of the Closing, the existing officers of Purezza resigned, and the following officers were appointed by the newly constituted Board of Directors:

Name	Age	Position
Zhao Ming	34	Chief Executive Officer and President
Zhao Yao	46	Chief Operating Officer
Jin Xia	40	Chief Financial Officer

Effective as of the Closing, Kevin R. Keating resigned as sole director of Purezza and as the President, Secretary and Treasurer. Pursuant to the Exchange Agreement and a certain Voting Agreement among the Puda BVI Members and Keating Reverse Merger Fund, LLC (“KRM Fund”) (the “Voting Agreement”), effective as of the Closing, KRM Fund and each Puda BVI Member have agreed to vote their shares of Purezza’s common stock to (i) elect a person designated by the KRM Fund (the “KRM Designate”) from time to time to Purezza’s board for a period of one year following the Closing, (ii) elect such other persons that may be designated by Zhao Ming from time to time to fill any vacant position on the board of directors (other than KRM Designate), and (iii) approve the Reverse Split, an increase in Purezza’s authorized common stock from 100,000,000 to 150,000,000, and a corporate name change.

At the Closing, Purezza entered into a financial advisory agreement with Keating Securities, LLC (“Keating Securities”), a registered broker-dealer, pursuant to which Keating Securities was compensated by Purezza for its advisory services rendered to Purezza in connection with the exchange transaction. The transaction advisory fee was $400,000, which fee was paid at Closing. The financial advisory agreement also appoints Keating securities as Purezza’s exclusive placement agent and underwriter for private and public offerings of Purezza’s securities for a one year period following Closing. The financial advisory agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K, and is incorporated herein by reference.

Kevin R. Keating, Purezza’s sole officer and director prior to the exchange transaction, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KRM Fund, which was the majority stockholder of Purezza prior to the exchange transaction, and Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of Purezza’s common stock owned by KRM Fund. Similarly, Keating Investments, LLC, KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of Purezza’s common stock currently owned by Kevin R. Keating.

On September 27, 2004, in its Current Report on Form 8-K dated September 24, 2004, Purezza reported the execution of a letter of intent to acquire Puda. On June 24, 2005, in its Current Report on Form 8-K dated June 20, 2005, Purezza reported the execution of the Exchange Agreement and included a copy of the Exchange Agreement therein as Exhibit 2.1. These Current Reports are hereby incorporated by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The issuance of the Preferred Shares and, upon conversion, the shares of Purezza common stock underlying the Preferred Shares, to the Puda BVI Members was exempt from registration under the Securities Act pursuant to Section 4(2) thereof and such other available exemptions. Purezza made this determination based on the representations of the Puda BVI Members which included, in pertinent part, that such members were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such members were acquiring the Preferred Shares, and the shares of Purezza’s common stock underlying the Preferred Shares, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the Preferred Shares, and the shares of Purezza’s common stock underlying the Preferred Shares, may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In the event of any liquidation, dissolution or winding up of Purezza, the assets of Purezza available for distribution to shareholders will be distributed among the holders of Preferred Shares and the holders of any other class of equity securities of Purezza, including its common stock, pro rata, on an as-converted-to-common-stock basis, after the payment to the holders of Preferred Shares of a di minimus stated value amount.

The holders of Preferred Shares are entitled to dividends in the event that Purezza pays cash or other dividends in property to holders of outstanding shares of its common stock, which dividends would be made pro rata, on an as-converted-to-common-stock basis.

The Conversion Rate applicable to the Preferred Shares is subject to adjustment from time to time in the event of any stock dividend, stock split, reverse stock split, reorganization or other corporate event affecting the outstanding capital stock of Purezza (including the Reverse Split).

During any period in which the Preferred Shares are outstanding, Purezza is not permitted to, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding Preferred Shares, voting as a separate class:

-	create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to the Series A Convertible Preferred Stock.

-	directly or indirectly, alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock.

-	amend Purezza’s Articles of Incorporation in a manner that materially adversely affects the rights, preferences or privileges of the holders of the Series A Convertible Preferred Stock.

-	increase or decrease the authorized number of shares of preferred stock of Purezza as a whole;

-	liquidate or wind-up Purezza; or

-
redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of preferred stock or common stock; provided, however, that this restriction will not apply to the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for Purezza or any subsidiary pursuant to agreements under which Purezza has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

Upon the occurrence of the Mandatory Conversion, or any other redemption or extinguishment of the Series A Convertible Preferred Stock, the shares converted, redeemed or extinguished will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of Purezza’s Articles of Incorporation.

Purezza’s Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Florida, is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

Reference is made to the disclosure set forth under Items 2.01 and 3.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

As a result of the Closing and the issuance of the Preferred Shares, the Puda BVI Members own 92% of the total combined voting power of all classes of Purezza stock entitled to vote.

Upon Mandatory Conversion of the Preferred Shares, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the Puda BVI Members will, in the aggregate, receive approximately 67,850,000 shares of Purezza’s common stock, representing 92% of the outstanding shares of Purezza’s common stock immediately following the Mandatory Conversion. The existing stockholders of Purezza will, following the Mandatory Conversion and Reverse Split, own approximately 5,900,000 shares of Purezza’s common stock, representing 8% of the outstanding shares of common stock.

Accordingly, if the Mandatory Conversion and the Reverse Split occurred as of the date of this Report, Purezza’s currently issued and outstanding Series A Convertible Preferred Stock (currently 1,000,000 shares) and common stock (currently 59,000,000 shares) would be converted into 67,850,000 and 5,900,000 shares of common stock, respectively, and would represent 92% and 8%, respectively, of Purezza’s total common stock issued and outstanding.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Effective as of the Closing, Kevin R. Keating resigned as the prior sole director and officer of Purezza, and the following officers were appointed by the newly constituted Board of Directors:

Name	Age	Position
Zhao Ming	34	Chief Executive Officer and President
Zhao Yao	46	Chief Operating Officer
Jin Xia	40	Chief Financial Officer

Zhao Ming has been the CEO and Chairman of Puda since 1995. He was one of the co-founders of Puda. He also serves as an executive officer of Shanxi Liulin Jucai Coal Industry Co., Limited, a coal mine which supplies raw coal to Puda. He had been the Vice President of Administration at the Fire Department of Taiyuan city from 1994 to 1997. Mr. Zhao graduated from Nanjing Armed Police Forces Command College of China in 1994 with a bachelor degree in management.

Zhao Yao was one the co-founders of Puda. He was named Chief Operating Officer of Puda in 1999, and he was appointed Vice President in June 1995. He also serves as an executive officer and is a 75% owner of Shanxi Liulin Jucai Coal Industry Co., Limited, a coal mine which supplies raw coal to Puda. He graduated from University of Shanxi in Taiyuan City, Shanxi Province in 1982 with a bachelor degree in coal study, and graduated from China’s Tsinghua University in Beijing in 1985 with a master degree in coal study. He published a coal resources research report in a national coal industry newspaper on July 9, 1985, and received close attention from industry experts. He is an contributor to the Chinese Hope Project for child education, and was awarded Shanxi’s Distinguished Entrepreneur award by Shanxi provincial government in 2002.

Jin Xia joined Puda in 2003 as Chief Financial Officer. She also held financial manager positions in various entities during 2000 to 2003. She was the Financial Accountant at a local government agency in Xinhualing of Taiyuan City, Shanxi Province from 1991 to 1999. She served as an accountant at Xinhua Machinery Factory from 1987 to 1991. Ms. Jin graduated from Shanxi Finance and Economics College in China with an associate degree.

Zhao Ming and Zhao Yao are brothers.

None of the newly appointed executive officers have entered into an employment agreement with Purezza, Puda BVI, Putai or Puda.

At the Closing, the following directors of Purezza were appointed:

Name	Age	Position
Zhao Ming	34	Chairman of the Board
Wang Lisheng	41	Director designated by Zhao Ming
Rachel Li	37	Director designated by KRM Fund

Please see the biographies of Zhao Ming set forth above.

Wang Lisheng became an independent director of Shanxi Puda Resources Co., Ltd. in October 2004. He has been a bank manager with the People’s Bank of China Taiyuan Branch since 1986.  The People’s Bank of China is the central bank in China. He graduated from Shanxi University in 1986 with a bachelor’s degree in management and economics.

Rachel Li has been an investment portfolio manager since 2004 with Morningside Group, a private equity firm founded in Hong Kong that has investments in North America, Europe, and Asia Pacific.  Ms. Li was a senior associate in healthcare investment banking with RBC Capital Markets (Royal Bank of Canada) in Menlo Park and San Francisco, California from 2001 to 2004.  She was an auditor initially and later a senior auditor with PricewaterhouseCoopers, LLP in San Jose, California from 1999 to 2001. From 1997 to 1998, she was a scientist and senior scientist with a biotech company - QIAGEN Inc. in Los Angeles.  Ms. Li was a research scientist with Chinese Academy of Medical Sciences from 1989 to 1991.  Ms. Li graduated from Cornell University with an MBA degree in 1999.  Previously she earned her Ph.D. degree in Biochemistry and Molecular Biology in 1996 from University of South Florida.  She graduated from Beijing University in 1989 with a bachelors’ degree in Plant Physiology and Biochemistry.

Under the Voting Agreement, effective as of the Closing, KRM Fund and each Puda BVI Member have agreed to vote their shares of Purezza’s common stock to (i) elect the KRM Designate from time to time to Purezza’s board for a period of one year following the Closing, (ii) elect such other persons that may be designated by Zhao Ming from time to time to fill any vacant position on the board of directors (other than the KRM Designate), and (iii) approve the Reverse Split, an increase in Purezza’s authorized common stock from 100,000,000 to 150,000,000, and a corporate name change.

None of the newly appointed officers and directors, nor any of their affiliates, currently beneficially own any equity securities or rights to acquire any securities of Purezza except as otherwise described in this Report, and no such persons have been involved in any transaction with Purezza or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), other than with respect to the transactions that have been described in this Report or in any prior reports filed by Purezza with the SEC. None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Closing, pursuant to the provisions of the bylaws of Purezza, applicable to all holders of capital stock, the Board of Directors of Purezza, by resolution increased the number of directors on the Board of Directors of Purezza from one to three.

Purezza’s Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as filed with the Secretary of State of Florida, is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Section 8

Item 8.01 Other Events.

Reference is made to the disclosure set forth under Items 1.01, 2.01, 3.02, 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Business of Purezza

Prior to the Closing, Purezza was a public “shell” company with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

Business of Puda

Overview

Pursuant to the Exchange Agreement, Purezza acquired 100% of the capital stock of Puda BVI, an international business company incorporated in the Territory of the British Virgin Islands on August 19, 2004. Puda BVI was organized by Zhao Ming and Zhao Yao, the executive officers and principal owners of Puda. Zhao Ming and Zhao Yao own approximately 80% and 20%, respectively, of the capital stock of Puda BVI.

Putai is organized as a limited liability company in the PRC. Putai was organized to be a wholly foreign owned enterprise (“WFOE”) and received its WFOE approval from the PRC government on October 18, 2004. Puda BVI is the sole owner of  Putai.

On June 24, 2005, Putai and Puda entered into an Exclusive Consulting Agreement, (“Consulting Agreement”), an Operating Agreement, (“Operating Agreement”), and a Technology License Agreement, (“License Agreement”) (collectively, theses agreements are referred to herein as the “Restructuring Agreements”). Under the Restructuring Agreements, Putai has agreed to advise, consult, manage and operate Puda’s business, to provide certain financial accommodations to Puda, and to license certain technology to Puda for use in its business, in exchange for Puda’s payment of all of its Operating Cash Flow (as defined in the Restructuring Agreements) to Putai.

Each of the holders of the registered capital of Puda also granted Putai the exclusive right and option to acquire all of their registered capital of Puda (“Option Agreement”) and further authorized Putai to vote the registered capital of Puda and to act as the representative for such holders in all matters respecting Puda’s registered capital (“Authorizations”).

The Restructuring Agreements, Option Agreement and Authorizations are included as Exhibits 10.1 through 10.6 to this Report, and are hereby incorporated by this reference.

Puda’s Coal Washing Business

Puda is a limited liability company under the laws of the PRC and a domestic enterprise with exclusively domestic capital registered in Shanxi Province in the PRC. The registered capital of Puda is owned 80% by Zhao Ming and 20% by Zhao Yao. Puda received its business operating license on June 7, 1995 from the PRC government authorities. Puda is engaged in the business of coal crushing, preparation and cleaning in the PRC. The principal executive office of Puda is located at 426 Xuefu Street, Taiyuan, Shanxi Province, PRC. Zhao Ming and Zhao Yao are the executive officers of Puda.

Puda focuses on value added coal washing processes and specializes in providing cleaned coal for primarily metallurgical purposes, such as steel making. In the coal washing process, raw coal is cleaned by using Puda’s water-supported technology. The cleaned coal produced by Puda is well suited for processing into coking coal, which is an essential raw material for steel production. Currently, Puda is one of the largest washed coal suppliers in Shanxi Province. Shanxi Province has the biggest coal reserves in China, and commands more than 20% of coal production in China.

Puda’s Coal Washing Facilities

Puda has two coal washing facilities in Liulin County in Shanxi Province in the PRC. Liulin County is renowned for the good quality of its coal. The two coal washing facilities are the:

1. Shanxi Liulin Jucai Plant which has an annual clean coal washing capacity of 100,000 tons. This facility is located about two miles from the premises of coal mine owned and operated by Shanxi Liulin Jucai Coal Industry Co., Limited (“Jucai Coal”). Zhao Yao is a 75% owner of Jucai Coal. Jucai Coal leases the coal processing facility to Puda. The leasing agreement was entered into on December 2, 2001 for a term of 5 years. The cost for the leased capacity is approximately $604,000 annually with four quarterly payments per year.

2. Shanxi Liulin Dongqiang Plant which has an annual clean coal washing capacity of 400,000 tons. This facility is owned by Puda and has a land area of approximately 1.5 hectares, and is located about 120 miles southwest of Taiyuan City, the capital of Shanxi Province..

Puda’s Technology

Puda specializes in coal washing, processing and preparation utilizing a water supported jig washing technology. Puda facilities use these proprietary coal washing processes and technologies, to be licensed from Putai, and has its own wells as a water source for its coal washing process. Together with the recycling of water from the coal washing system, the two plants have a sufficient and reliable supply of water for their operations.

Coal Washing Industry in China; Competition

In China, many coal mines do not have their own coal preparation facilities or have inadequate preparation capacities. Coal cleaning companies such as Puda were established to meet the demand for cleaned coal. The Chinese coal preparation industry is currently highly fragmented. Many coal washing plants have annual processing capacity of 100,000 tons or less.

Puda is the third largest coal washing company in Shanxi Province in terms of annual cleaned coal production. Taiyuan Coal Beneficiation Plant (a subsidiary of Xishan Coal & Electricity Group, which is one of Puda’s current customers) is the largest coal washing company in Shanxi Province with coal washing capacity of 1.8 million tons per year. Another major local coal washing company in Shanxi Province is Shanxi Coking Company, which produces 1.6 million tons of cleaned coal per year. Puda’s major competitive advantage is its ability to access some of the highest quality raw coal in China and its well-established business relationship with local suppliers. However, with larger scale and sales, these competitors usually have better access to capital needed for further development.

There are also many coal preparation plants located in the northeast China. However, due to lower quality of the raw coal in this region, these plants are less competitive in the cleaned coal market, especially in the coking coal market which serves the steel production industry.

High-grade cleaned coal production depends on high-grade raw coal inputs. Puda’s coal washing facilities are located in Liulin County of Shanxi Province, where top grades of coking coal reserves exist. The coal sourced from this area has been known as the “King of Coal” in China.

Puda’s Suppliers of Raw Coal

Puda is not a coal mining operation and does not own any coal mines. Puda currently secures raw coal from a diversified pool of local Liulin County coal mines, including Liulin Jucai Coal Industry Co. Ltd. (“Jucai Coal”), a coal mine that is owned 75% by Zhao Yao. Jucai Coal supplies raw coal to both Puda and other unrelated parties. The Jucai Coal mining operations produced 450,000 and 400,000 tons of raw coal in 2003 and 2004, respectively. Out of this annual raw coal production, Jucai Coal sold approximately 20% and 10% of its raw coal production in 2003 and 2004, respectively, to Puda at prevailing market prices. The raw coal purchased from Jucai Coal accounted for approximately 19% and 12% of Puda’s total raw coal purchases in tonnage in 2003 and 2004, respectively. None of Puda’s raw coal suppliers provided more than 15% of its total raw coal purchases in tonnage in 2004.

Cost of transportation of raw coal from the mines to the cleaning facilities is an important factor in the industry. By staying close to these top grade coal reserves and coal mines, Puda has established its competitive advantage over its competitors in China, since easier and cheaper access to high quality raw coal is generally secured.

Puda’s Customers

Most of Puda’s current customers are PRC coke producers (who then sell their coke to major steel makers), steel mills that have their own coking facilities, and gas companies. During 2003, Puda sold approximately 363,000 tons of washed coal to 12 different customers, with no customers accounting for more than 16% of total tonnage sales. During 2004, Puda sold approximately 315,000 tons of washed coal to 11 different customers, with no customer accounting for more than 16% of total tonnage sales.

Coal washed by Shanxi is used by some of the top steel businesses in China including Taiyuan Iron & Steel (Group) Co., Ltd., which is an iron and steel complex producing steel plate and stainless steel; and Baotou Iron and Steel (Group) Company, Limited, which is a production base of iron and steel.

Customers normally settle the accounts receivable within three months after they pick up the cleaned coal. Puda acquires new customers through direct contacts, referrals, and participating in national industry trade shows and coal supply-demand coordination conferences.

Puda’s Employees

Puda currently has approximately 139 employees. The following table shows the breakdown of the number of employees by functional departments.

Department	Job Title / Responsibility	# of Employees
Corporate	President, Vice Presidents, Managers	10
Finance	Finance and Accounting	7
Purchasing	Purchase raw coal and maintain relationship with suppliers	16
Marketing and Sales	Sell cleaned coal, maintain relationship with customers, and acquire new customers	22
Transportation	Short-range truck drivers (within plant)	11
Production	Produce cleaned coal	64
Quality Control	Quality check on input (raw coal) and output (cleaned coal)	9
Total		139

Principal Executive Offices

The principal executive office of Puda is located at 426 Xuefu Street, Taiyuan, Shanxi Province, PRC. Puda’s telephone number, and the telephone number of Purezza following the Closing, is 86 351 2281300

Management’s Discussion and Analysis or Plan of Operation of Puda

Disclosure Regarding Forward-Looking Statements

This Form 8-K includes "forward-looking" statements within the meaning of Section 27A of the Securities Act, and Puda desires to take advantage of the "safe harbor" provisions thereof. Therefore, Puda is including this statement for the express purpose of availing itself of the protections of such safe harbor provisions with respect to all of such forward-looking statements. The forward-looking statements in this Form 8-K reflect Puda's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from those anticipated. In its Form 8-K current report, the words "anticipates," "believes, "expects," "intends," "future" and similar expressions identify forward-looking statements. Puda undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after the date hereof. All subsequent written and oral forward- looking statements attributable to Puda or persons acting on its behalf are expressly qualified in their entirety by this section.

Significant Accounting Estimates and Policies

The discussion and analysis of Puda's financial condition and results of operations is based upon Puda's financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Puda to make estimates and judgments that affect the reported amounts of assets and liabilities. On an on-going basis, Puda evaluates its estimates including the allowance for doubtful accounts, the salability and recoverability of inventory, income taxes and contingencies. Puda bases its estimates on historical experience and on various other assumptions that Puda believes to be reasonable under the circumstances, the results of which form Puda’s basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Puda must make estimates of the collectability of accounts receivable. Puda analyzes historical write-offs, changes in its internal credit policies and customer concentrations when evaluating the adequacy of its allowance for doubtful accounts. Differences may result in the amount and timing of expenses for any period if Puda makes different judgments or uses difference estimates.

Property and equipment are evaluated for impairment whenever indicators of impairment exist. Accounting standards require that if an impairment indicators are present, Puda must assess whether the carrying amount of the asset is unrecoverable by estimating the sum of the future cash flows expected to result from the asset, undiscounted and without interest charges. If the carrying amount is less than the recoverable amount, an impairment charge must be recognized, based on the fair value of the asset.

Goodwill is reviewed at least annually for impairment, or more frequently if indicators of impairment exist, goodwill is tested by comparing net book value of the reporting entity to fair value. Puda’s management's assumptions about fair values require significant judgment because broad economic factors, industry factors and technology considerations can result in variable and volatile fair values.

Puda cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Revenue from sales of processed coal is generally recognized during the period when the coal is delivered and title passes to the purchaser.

Puda’s functional currency is Renminbi (“RMB”) and its reporting currency is U.S. dollars. Puda’s balance sheet accounts are translated into U.S. dollars at the year-end exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in owners’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred. The translation and transaction gains and losses were immaterial in the statement of operations as incurred. The translation and transaction gains and losses were immaterial for the years ended December 31, 2003 and 2004. The PRC presently has a fixed exchange rate of 8.28 RMB per US$1.00.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on Puda because it has not previously engaged in any significant transactions that are subject to the restrictions.

Results of Operations

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Net Revenue. Net revenue for the year ended December 31, 2004 increased $6.3 million, or 47.0%, from $13.4 million in 2003 to $19.7 million in 2004. The tonnage sales of cleaned coal decreased 48,000 tons from 363,000 tons in 2003 to 315,000 tons during 2004, a 13.2% decrease. The decrease in tonnage sales was primarily due to tightened raw coal supply in the PRC in 2004, during which period most of the raw coal suppliers in the PRC were required by the PRC government to temporarily cease their operation for safety checks and improvements. The decrease in tonnage sales were offset by significant increase in the per ton sales price of cleaned coal in all regions.

Cost of Revenues. Puda’s cost of revenue for the year ended December 31, 2004 increased $4.0 million, or 43.5%, from $9.2 million in 2003 to $13.2 million in 2004. This was primarily due to the increase in the price per ton of raw coal, which was partially offset by the reduced 2004 sales volumes.

Operating Expenses. Operating expenses were $939,000 for the year ended December 31, 2004, compared to $541,000 for the year ended December 31, 2003. This represents an increase of $398,000 from 2003 to 2004, or 73.6%, primarily due to $414,000 of costs in 2004 related to Puda’s efforts to obtain public listing in the U.S.

Income from Operations. Operating profit increased $1.9 million, or 52.8%, from $3.6 million in 2003 to $5.6 million in 2004. The increase was primarily the result of increased gross profit margin in 2004 (31.3% in 2003 versus 33.0% in 2004) and increased net revenues in 2004.

Income Taxes. Income taxes increased $632,000, or 51.4%, from $1.23 million in 2003 to $1.87 million in 2004.

Net Income. Net income was $3.7 million for the year ended December 31, 2004, compared to $2.4 million in the year ended December 31, 2003, an increase of $1.3 million, or 54.2%.

Liquidity and Capital Resources

Net cash provided by operating activities was $2.7 million for the year ended December 31, 2004, compared to $226,000 in 2003, an increase of $2.47 million from the prior year. The improvement was primarily due to improved working capital cash flows in 2004 compared to 2003.

Net cash used by financing activities was $3.2 million for the year ended December 31, 2004, compared with cash provided by financing activities of $0 in 2003.  This was related to a cash distribution paid to owners of $3.2 million in 2004. Puda has no long-term debt as of December 31, 2004.

Puda currently leases the Shanxi Liulin Jiucai Plant which has an annual clean coal washing capacity of 100,000 tons. This facility is located about two miles from the premises of coal mine owned and operated by Shanxi Liulin Jucai Coal Industry Co., Limited (“Jucai Coal”). Zhao Yao is a 75% owner of Jucai Coal. Jucai Coal leases the coal processing facility to Puda. The leasing agreement was entered into on December 2, 2001 for a term of 5 years. The cost for the leased capacity is approximately $604,000 annually with four quarterly payments per year.

Risk Factors

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS REPORT BEFORE PURCHASING SHARES OF PUREZZA’S COMMON STOCK. INVESTING IN PUREZZA’S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, PUDA’S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF PUREZZA’S COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE PUREZZA’S COMMON STOCK.

Risks Related to Puda’s Business

Coal Supply Agreements. If a substantial portion of Puda’s long-term coal supply agreements terminate, Puda’s revenues and operating profits could suffer if Puda were unable to find alternate buyers willing to purchase Puda’s processed coal on comparable terms to those in Puda’s contracts. A substantial portion of Puda’s sales are made under coal supply agreements, which are important to the stability and profitability of its operations. The execution of satisfactory coal supply agreements is frequently the basis on which Puda undertakes its expansion and marketing plans. Coal supply agreements are generally renewed annually, and it is common business practice in PRC that coal purchase and supply agreement are signed for one year terms, with annual renewals. This practice makes it difficult for Puda to forecast long-term purchase and supply quantities.

Coal Price Adjustments. Puda’s coal supply agreements with customers generally contain provisions that permit the parties to adjust the contract price upward or downward at specified times. Puda may adjust these contract prices for cleaned based on increases or decreases in the price of raw coal from its mining suppliers, general inflation or deflation, and changes in the factors affecting the cost of producing raw or cleaned coal, such as taxes, fees, royalties and changes in the laws regulating the mining, production, sale or use of coal. Failure of the parties to agree on a price under these provisions may allow either party to terminate the contract. Puda may experience a reduction in coal prices in new supply agreements which replace expiring supply contracts at higher prices. Coal supply agreements also typically contain force majeure provisions allowing temporary suspension of performance by Puda or the customer during the duration of specified events beyond the control of the affected party. Puda’s operating profits from cleaned coal sold under supply agreements depend on a variety of factors. Puda is subject to short-term coal price volatility and may be forced to purchase raw coal at higher prices. If Puda cannot adjust its prices to its customers in such cases or find alternative customers at a higher price, Puda’s profitability may be adversely impacted. Market prices for raw coal have generally increased in most regions in the PRC in 2004, and market prices for raw coal appear to be continuing to increase in most regions in the PRC in 2005. Puda cannot predict the future strength of the coal market and cannot provide any assurances that Puda will be able to replace or modify existing coal supply agreements with its customers at prices which reflect the continuing increase in raw coal prices.

Cleaned Coal Quality Specifications. Most coal supply agreements contain provisions requiring Puda to deliver coal meeting quality thresholds for certain characteristics such as BTUs, sulfur content, ash content, grindability and ash fusion temperature. Failure to meet these specifications could result in economic penalties, including price adjustments, the rejection of deliveries or termination of the contracts. Moreover, some of these agreements permit the customer to terminate the contract if transportation costs, which Puda’s customers typically bear, increase substantially. In addition, some of these contracts allow our customers to terminate their contracts in the event of changes in regulations affecting our industry that increase the price of coal beyond specified limits.

Potential for Customer Loss. The loss of, or significant reduction in, purchases by Puda’s largest customers could adversely affect its revenues. For the year ended December 31, 2004, Puda derived 57% of its total cleaned coal revenues from sales to its five largest customers. Puda’s coal supply contracts with its customers are generally for one-year terms, which may be renewed by the parties at the end of the term for an additional one year. Puda is currently discussing the extension of existing agreements or entering into new supply agreements with some of these customers, but these negotiations may not be successful and those customers may not continue to purchase cleaned coal from Puda under supply agreements. If a number of these customers were to significantly reduce their purchases of cleaned coal from Puda, or if Puda were unable to sell cleaned coal to them on terms as favorable to Puda as the terms under its current agreements, Puda’s financial condition and results of operations could suffer materially.

Impact of Transportation Costs. If transportation for Puda’s cleaned coal becomes unavailable or uneconomic for its customers, Puda’s ability to sell cleaned coal could suffer. Transportation costs represent a significant portion of the total cost of cleaned coal and, as a result, the cost of transportation is a critical factor in a customer’s purchasing decision. Increases in transportation costs could make cleaned coal a less competitive source of energy or could make some of Puda’s operations less competitive than other sources of cleaned coal. Certain coal supply agreements permit the customer to terminate the contract if the cost of transportation increases by an amount ranging from 10% to 20% in any given 12-month period. Coal producers and processors depend upon rail, barge, trucking, overland conveyor and other systems to deliver coal to markets. While coal customers typically arrange and pay for transportation of cleaned coal from our facilities to the point of use, disruption of these transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair Puda’s ability to supply coal to its customers and thus could adversely affect Puda’s results of operations. For example, the high volume of raw coal shipped from all Shanxi Province mines could create temporary congestion on the rail systems servicing that region.

Coal Processing Costs. Puda’s coal processing and cleaning operations are subject to conditions beyond its control that can delay coal deliveries or increase the cost of processing coal for varying lengths of time. These conditions include weather and natural disasters, unexpected maintenance problems, key equipment failures, variations in rock and other natural materials. The government regulates Puda’s coal processing operations, which imposes significant costs on it, and future regulations could increase those costs or limit Puda’s ability to crush, clean and process coal. The PRC and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. Puda is required to prepare and present PRC and local authorities data pertaining to the effect or impact that any proposed processing of coal may have upon the environment. The costs, liabilities and requirements associated with these regulations may be costly and time-consuming and may delay commencement, expansion or continuation of Puda’s coal processing operations. The possibility exists that new legislation and/or regulations and orders may be adopted that may materially and adversely affect Puda’s operations, its cost structure and/or its customers’ ability to use coal. New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require Puda or its customers to change operations significantly or incur increased costs. Certain supply agreements may contain provisions that allow a purchaser to terminate its contract if legislation is passed that either restricts the use or type of coal permissible at the purchaser’s plant or results in specified increases in the cost of coal or its use. These factors and legislation, if enacted, could have a material adverse effect on Puda’s financial condition and results of operations.

Raw Coal Supply Sources. Currently, seven of Puda’s total of eight raw coal suppliers provide 10% or more of Puda’s total raw coal purchases in tonnage in 2004, although no supplier provided more than 15% of Puda’s total purchases in tonnage. One of Puda’s local suppliers was Liulin Jucai Coal Industry Co. Ltd. (“Jucai Coal ”), a related coal mine owned 75% by Zhao Yao. Jucai Coal supplied raw coal to both Puda and other unrelated parties. Out of this annual raw coal production, Jucai Coal sold approximately 20% and 10% of its raw coal production in 2003 and 2004, respectively, to Puda at prevailing market prices. The raw coal purchased from Jucai Coal accounted for approximately 19% and 12% of Puda’s total raw coal purchases in tonnage in 2003 and 2004, respectively. Although Puda has relatively long-term relationship with these suppliers, there is no assurance that these suppliers will continue to provide raw coal to Puda on a timely basis. If these local suppliers face production shortages or the business relationships between Puda and these suppliers deteriorates, Puda may have difficulty in sourcing raw coal with comparable quality from other suppliers in a timely manner at comparable prices.

Limited Washing Capacity; Delays in Delivery of Cleaned Coal. If Puda’s sales increase, there is no assurance that Puda will be able to deliver increased product volumes on a timely and efficient basis. Puda has limited coal washing and cleaning capacity. Currently, Puda’s coal washing and cleaning facilities can process up to 500,000 tons of clean coal per year. In 2003 and 2004, Puda's sales of clean coal were 363,000 tons and 315,000 tons, respectively, representing approximately 73% and 63% of overall washing capacity in 2003 and 2004, respectively.  Puda’s current lease on the Shanxi Liulin Jucai Plant, which is located about two miles from the Jucai Coal mining operations and has an annual clean coal washing capacity of 100,000 tons, expires in 2006. It is possible that this lease may not be renewed and, in such case, Puda may not be able to find suitable replacement capacity at reasonable costs. Further, there can be no assurance that Puda will be able to timely deliver its products to its customers on a consistent basis due to rail and truck transportation interruptions, especially with increased product volumes, and a failure to do so could have a material and adverse effect on its business, operations and finances.

Geographic Concentration; Fluctuations in Regional Economic Conditions. Nearly all of Puda’s sales are concentrated in the central and northern area of China. Accordingly, Puda is susceptible to fluctuations in its business caused by adverse economic conditions in their region. Difficult economic conditions in other geographic areas into which Puda may expand may also adversely affect its business, operations and finances.

Coal Industry Capacity in PRC. If the coal industry experiences overcapacity in the future, Puda’s profitability could be impaired.   During the mid-1970s and early 1980s, a growing coal market and increased demand for coal in the PRC attracted new investors to the coal industry, spurred the development of new mines and resulted in added production capacity throughout the industry, all of which led to increased competition and lower coal prices. Similarly, an increase in future coal prices could encourage the development of expanded capacity by new or existing coal producers and coal processors. Any overcapacity could reduce coal prices in the future.

Dependence on Executives. Puda is highly dependent on the services of Zhao Ming and Zhao Yao, who are brothers, and the loss of their services would have a material and adverse impact on the operations of Puda. They have been primarily responsible for the development of Puda and the development and marketing of its products. Puda has not applied for key-man life insurance on the lives of these executives, but may do so in the future.

Proprietary Knowledge and Absence of Patent Protection. Puda has no patents covering its production processes and expects to rely principally on know-how and the confidentiality of its production processes for its coal in producing a competitive product line of coal products. There is no assurance that any of these factors can be maintained or that they will afford Puda a meaningful competitive advantage.

Competition. The coal crushing, washing and processing business is highly competitive in the PRC and, therefore, Puda faces substantial competition in connection with the marketing and sale of its products. Most of Puda’s competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than Puda, and have products that have gained wide customer acceptance in the marketplace. The greater financial resources of such competitors will permit them to implement extensive marketing and promotional programs.

Lack of Property and General Liability Insurance. Puda and is self-insured and does not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result, any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse affect on its financial condition and operations.

Terrorist Attacks and Military Conflict. Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect Puda’s business, financial condition and results of operations. Puda’s business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of its control, such as terrorist attacks and acts of war. Future terrorist attacks, rumors or threats of war, actual conflicts involving the PRC or its allies, or military or trade disruptions affecting Puda’s customers may materially adversely affect its operations. As a result, there could be delays or losses in transportation and deliveries of processed coal to Puda’s customers, decreased sales of its coal and extension of time for payment of accounts receivable from its customers. Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. It is possible that any, or a combination, of these occurrences could have a material adverse effect on Puda’s business, financial condition and results of operations.

Customer Creditworthiness. Puda’s ability to collect payments from its customers could be impaired if their creditworthiness deteriorates.   Puda’s ability to receive payment for processed coal sold and delivered depends on the continued creditworthiness of its customers. Puda’s customer base is changing with deregulation as utilities sell their power plants to their non-regulated affiliates or third parties. These new power plant owners may have credit ratings that are below investment grade. If deterioration of the creditworthiness of other electric power generator customers or trading counterparties continues, Puda’s business could be adversely affected.

Expansion Risks. Puda anticipates that its proposed expansion of its coal crushing, washing and processing plants may include the construction of new or additional facilities. Puda’s cost estimates and projected completion dates for construction of new production facilities may change significantly as the projects progress. In addition, Puda’s projects will entail significant construction risks, including shortages of materials or skilled labor, unforeseen environmental or engineering problems, weather interferences and unanticipated cost increases, any of which could have a material adverse effect on the projects and could delay their scheduled openings. A delay in scheduled openings will delay Puda’s receipt of increased sales revenues. There is no assurance that Puda will be able to sell any or all of the cleaned coal that any newly-constructed capacity could produce, and there is no assurance that Puda will be able to source sufficient raw coal to allow it to utilize such additional processing capacity. The projects of Puda to finance, develop, and expand its coal processing facilities will be subject to the many risks inherent in the rapid expansion of a high growth business enterprise, including unanticipated design, construction, regulatory and operating problems, and the significant risks commonly associated with implementing a marketing strategy in changing and expanding markets. There can be no assurance that any of these projects will become operational within the estimated time frames and projected budgets at the time Puda enters into a particular agreement, or at all. In addition, Puda may develop projects as joint ventures in an effort to reduce its financial commitment to individual projects. There can be no assurance that the significant expenditures required to expand its coal crushing, washing and processing plants will ultimately result in the establishment of increased profitable operations. When Puda’s future expansion projects become operational, it will be required to add and train personnel, expand its management information systems and control expenses. If it does not successfully address its increased management needs or Puda is otherwise is unable to manage its growth effectively, Puda’s operating results could be materially and adversely affected.

Government Regulation. Puda is subject to extensive regulation by China's Mining Ministry, and by other county and local authorities in jurisdictions in which its products are processed or sold, regarding the processing, storage, and distribution of its products. Puda's processing facilities are subject to periodic inspection by national, county and local authorities. Puda believes that it is currently in substantial compliance with all material governmental laws and regulations and maintains all material permits and licenses relating to its operations. Nevertheless, there can be no assurance that Puda will continue to be in substantial compliance with current laws and regulations, or whether Puda will be able to comply with any future laws and regulations. To the extent that new regulations are adopted, Puda will be required to conform its activities in order to comply with such regulations. Failure by Puda to comply with applicable laws and regulations could subject Puda to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material and adverse effect on its business, operations and finances.

Doing Business in the PRC. Doing business in the PRC involves various risks including internal and international political risks, evolving national economic policies as well as financial accounting standards, expropriation and the potential for a reversal in economic conditions. Since the late 1970s, the government of the PRC has been reforming the Chinese economic system. These reforms have resulted in significant economic growth and social progress. Although Puda believes that economic reform and the macroeconomic policies and measures adopted by the current PRC government will continue to have a positive effect on economic development in the PRC and that Puda will continue to benefit from such policies and measures, these policies and measure may from time to time be modified or revised. Adverse changes in economic policies of the PRC government or in the laws and regulations, if any, could have a material and adverse effect on the overall economic growth of the PRC, and could adversely affect Puda’s business operations.

Foreign Currency Exchange. The PRC currency, "Renminbi", is not a freely convertible currency, which could limit Puda’s ability to obtain sufficient foreign currency to support its business operations in the future. Puda relies on the PRC government's foreign currency conversion policies, which may change at any time, in regard to its currency exchange needs. Puda receives all of its revenues in Renminbi, which is not freely convertible into other foreign currencies. In the PRC, the government has control over Renminbi reserves through, among other things, direct regulation of the conversion of Renminbi into other foreign currencies and restrictions on foreign imports. Although foreign currencies which are required for "current account" transactions can be bought freely at authorized PRC banks, the proper procedural requirements prescribed by PRC law must be met. At the same time, PRC companies are also required to sell their foreign exchange earnings to authorized PRC banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the PRC government. This type of heavy regulation by the PRC government of foreign currency exchange restricts certain of our business operations and a change in any of these government policies, or any other, could further negatively impact our operations. Fluctuations in the exchange rate between the PRC currency and the United States dollar in the future could adversely affect Puda’s operating results. The functional currency of Puda’s operations in the PRC is "Renminbi". Results of Puda’s operations are translated at average exchange rates into United States dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect Puda’s expenses and results of operations as well as the value of its assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. Although Puda may use hedging techniques in the future (which it currently does not use), Puda may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on Puda’s operating results and stock prices.

Timely Information. As a company based in the PRC, Puda’s shareholders may have greater difficulty in obtaining information about Puda on a timely basis than would shareholders of a U.S.-based company. Puda’s operations will continue to be conducted in the PRC and shareholders may have difficulty in obtaining information about Puda from sources other than Puda itself. Information available from newspapers, trade journals, or local, regional or national regulatory agencies such as issuance of construction permits, contract awards for development projects, etc. will not be readily available to shareholders. Shareholders will be dependent upon Puda’s management for reports of Puda’s progress, development, activities and expenditure of proceeds.

Payment of Dividends. In order to pay dividends, a conversion of Renminbi into US dollars is required. Under current PRC law, the conversion of Renminbi into foreign currency generally requires government consent. Government authorities may impose restrictions that could have a negative impact in the future on the conversion process and upon the ability of Puda to meet its cash needs, and to pay dividends. However, a subsidiary of Purezza is presently classified as a wholly-owned foreign enterprise ("WFOE") in the PRC that has verifiable foreign investment in the PRC, funding having been made through an official PRC banking channel. Because this subsidiaries of Purezza qualifies for treatment as a WFOE, the subsidiary can convert Renminbi, declare dividends and its funds can be repatriated to Purezza in the United States under current laws and regulations in the PRC, subject to limitations and restrictions imposed by PRC laws. However, the PRC laws governing foreign currency exchange are evolving, and changes in such laws may adversely affect the ability to convert Renminbi, declare dividends and repatriate funds to the United States

          Contractual Arrangements. In order to comply with PRC regulatory requirements, Puda is operated by a wholly-owned foreign enterprise ("WFOE") in the PRC, which is owned entirely by Purezza’s direct subsidiary based in the British Virgin Islands (“BVI Company”). As a result Purezza does not have a direct controlling ownership in Puda. If the PRC government determines that these agreements are not in compliance with applicable regulations, Purezza’s business interests in the PRC could be adversely affected. Purezza controls and operates Puda’s business through contractual arrangements between the WFOE, Puda and the individual owners of Puda, but Purezza, the WFOE and the BVI Company do not have an equity ownership in Puda.

       More specifically, the WFOE has agreed to advise, consult, manage and operate Puda’s business, to provide certain financial accommodations to Puda, and to license certain technology to Puda for use in its business, in exchange for Puda’s payment of all of its operating cash flow to the WFOE. Further, each of the individual owners of Puda have granted the WFOE the exclusive right and option to acquire all of their registered capital of Puda and have authorized the WFOE to vote at any meeting or action of the owners of Puda and to act as the representative for such owners in all matters respecting Puda.

Although we believe we are in compliance with current PRC regulations, we cannot be sure that the PRC government would view these operating and contractual arrangements to be in compliance with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If we are determined not to be in compliance, the PRC government could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business. We may also encounter difficulties in obtaining performance under or enforcement of related contracts.

We must reply on these operating and contractual arrangements to control and operate Puda’s business. These contractual arrangements may not be as effective in providing control over these entities as direct ownership. For example, Puda could fail to take actions required for our business or fail to maintain and operate its business in compliance with its contractual obligation to do so. Puda may transact business with parties not affiliated with us. If Puda fails to perform under its agreements with us, we may have to rely on legal remedies under PRC law, which we cannot be sure would be effective. In addition, we cannot be certain that the individual equity owners of Puda would always act in the best interests of Purezza, especially if they leave Purezza.

Substantially all profits generated from Puda will be paid to the WFOE through related party transactions under contractual agreements. We believe that the terms under these contractual agreements are in compliance with the laws in the PRC. However, the interpretation and application of existing PRC laws, regulations and policies, the stated positions of the PRC authorities and possible new laws, regulations or policies, there are substantial uncertainties regarding the application of PRC laws, especially with respect to existing and future foreign investments in the PRC. As such, it is possible these contractual agreements may be subject to differing applications and interpretations under PRC laws. Further, due to the uncertainties surrounding the interpretation of the transfer pricing rules relating to related party transactions in the PRC, it is possible that tax authorities in the PRC may challenge the transfer prices that we have used for related party transactions among our entities in the PRC in the future.

Risks Related to Purezza

Possible Reliance upon Financial Statements. Purezza has required audited and unaudited financial statements from Puda. However, not all required audited and unaudited financials will be available at the Closing. Since Purezza is subject to the reporting provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it will be required to furnish certain information about significant acquisitions, including audited and unaudited financial statements for any business that it acquires. Consequently, the continued ability of Purezza to remain a reporting company and publicly trading will be in jeopardy if Puda cannot furnish the required audited and unaudited financials in a timely manner and, in the event of such failure to furnish, the value of your investment in Purezza may be significantly reduced.

Other Regulation. Puda’s business will be subject to regulation and/or licensing by federal, state, or local authorities as well as central, provincial, local and municipal regulation and licensing in the PRC. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process. Compliance with foreign country laws and regulations affecting foreign investment, business operations, currency exchange, repatriation of profits, and taxation, will increase the risk of your investment.

No Foreseeable Dividends. Purezza does not intend to pay any dividends. Purezza does not foresee making any cash distributions in the manner of a dividend or otherwise.

Dilutive Effects of Issuing Additional Common Stock. The Puda BVI Members will be issued preferred stock that is convertible into a large number of shares of Purezza’s common stock which will dilute the ownership interest of Purezza’s current stockholders. In addition, it will be likely that there will be additional authorized but unissued shares that may be later issued by the then new management for any purpose without the consent or vote of the stockholders. These issuances that may occur will dilute the interests of Purezza’s stockholders after the Closing.

Thinly-traded Public Market. Purezza’s securities will be very thinly traded, and the price if traded may not reflect the value of Purezza. Moreover, a reverse split of the shares is expected which may not reflect the value of Purezza either. There can be no assurance that there will be an active market for Purezza’s shares either now or in the future. The market liquidity will be dependant on the perception of the operating business and any steps that its management might take to bring the company to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for Purezza’s securities, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the securities, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

Possible Rule 144 Sales. The majority of Purezza’s shares outstanding prior to the Closing were "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a period of one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years. Current stockholders who own 10% or more of Purezza’s shares will likely be deemed an affiliate until 90 days after the exchange transaction is completed. After such 90-day period, and assuming said shares have been held for more than two years, these stockholders may be able to sell their shares without volume restrictions. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of Purezza’s shares, may have a depressive effect upon the price of Purezza’s shares in any market that may develop.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning all compensation paid for services to Puda by its executive officers in all capacities for 2002, 2003 and 2004. No other executive officer received total annual salary and bonus payments in excess of $100,000 during these periods.

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#) (2)	LTIP Payouts ($)	All Other Compensation ($)
Zhao Ming (Chairman and Chief Executive Officer)	2004 2003 2002	4,833 5,075 4,261	-- -- -	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --
Zhao Yao (Chief Operating Officer and Director)	2004 2003 2002	4,833 5,075 4,261	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --
Jin Xia (Chief Financial Officer)	2004 2003 2002	2,388 1,913 --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --	-- -- --

Option Grants

Puda does not maintain any equity incentive or stock option plan. Accordingly, Puda did not grant options to purchase any equity interests to any persons, and no stock options are issued or outstanding.

Employment Contracts

Puda does not have employment agreements with any of its executive officers or key employees. Purezza does not have employment agreements with any of its newly appointed executive officers.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information regarding Purezza’s common stock beneficially owned on July 15, 2005, prior to giving effect to the Closing, for (i) each stockholder known to be the beneficial owner of 5% or more of Purezza’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. At July 15, 2005, immediately prior to the Closing, Purezza had 59,000,000 shares of common stock outstanding.

Name	Number of Shares Beneficially Owned	Percent of Shares
Kevin R. Keating 936A Beachland Boulevard, Suite 13 Vero Beach, Florida 32963	2,000,000 (1)	3.4%
Keating Reverse Merger Fund, LLC 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111	47,185,000 (2)	80.0%
All Executive Officers and Directors as a group	2,000,000	3.4%

(1)
Kevin R. Keating is not affiliated with and has no equity interest in Keating Reverse Merger Fund, LLC and disclaims any beneficial interest in the shares of Purezza’s Common Stock owned by Keating Reverse Merger Fund, LLC.

(2)	Keating Reverse Merger Fund, LLC is not owned by or affiliated with Kevin R. Keating and disclaims any beneficial interest in the shares of Purezza’s Common Stock owned by Kevin R. Keating.

The following table sets forth certain information regarding Purezza’s common stock beneficially owned on July 15, 2005, after giving effect to the Closing, for (i) each stockholder known to be the beneficial owner of 5% or more of Purezza’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on an approximated pre- and post- Reverse Split basis. Unless otherwise indicated, each person in the table has sole voting and investment power with respect to the shares shown. The table assumes a total of 737,500,000 and 73,750,000 shares of Purezza’s common stock outstanding as of July 15, 2005, on a pre- and post- Reverse Split basis, respectively, and on an as-converted basis.

Name of Beneficial Owner	Amount of Beneficial Ownership (Pre-Reverse Split)	Amount of Beneficial Ownership (Post-Reverse Split)	Percent of Beneficial Ownership
Zhao Ming (1), (2)	531,000,000	53,100,000	72.0%
Zhao Yao (1), (2)	132,750,000	13,275,000	18.0%
Jin Xia (1)	0	0	0%
Wang Lisheng (1)	0	0	0%
Kevin R. Keating 936A Beachland Boulevard, Suite 13 Vero Beach, Florida 32963	2,000,000	200,000	0.3%
Keating Reverse Merger Fund, LLC (2) 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111	47,185,000	4,718,500	6.4%
All Executive Officers and Directors as a group	663,750,000	66,375,000	90.0%

(1)
Address is c/o Shanxi Puda Resources Co, Ltd. 426 Xuefu Street, Taiyuan, Shanxi Province, PRC. The beneficial ownership of Purezza’s common stock is based on the holder’s respective ownership of Purezza’s Series A Convertible Preferred Stock, on an as-converted basis prior to the proposed Reverse Split. Each share of Series A Convertible Preferred Stock is convertible into 678.5 shares of Purezza’s common stock on a pre-Reverse Split basis. The shares of Series A Convertible Preferred Stock will immediately and automatically be converted into shares of Purezza’s common stock upon the approval by a majority of Purezza’s stockholders (voting together on an as-converted-to-common-stock basis), following the Closing, of an increase in the number of authorized shares of Purezza’s common stock from 100,000,000 to 150,000,000, and a 1 for 10 reverse stock split of Purezza’s outstanding common stock.

(2)
Effective as of the Closing, KRM Fund and each Puda BVI Member have agreed to vote their shares of Purezza’s common stock (voting together on an as-converted-to-common-stock basis) to (i) elect a person designated by KRM Fund from time to time (the “KRM Designate”) to Purezza’s board for a period of one year following the Closing, (ii) elect such other persons that may be designated by Zhao Ming from time to time to fill any vacant position on the board of directors (other than the KRM Designate), and (iii) approve the Reverse Split, an increase in Purezza’s authorized common stock from 100,000,000 to 150,000,000, and a corporate name change.

Zhao Ming and Zhao Yao are brothers.

Certain Relationships and Related Transactions involving Puda

Other than the employment arrangements described above in “Executive Compensation” and the transactions described below or elsewhere in this Report, since December 31, 2002, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Puda was or will be a party:

-	in which the amount involved exceeds $60,000; and

-
in which any director, executive officer, shareholder who beneficially owns 5% or more of Purezza’s common stock or any member of their immediate family had or will have a direct or indirect material interest.

Transactions with Officers, Directors and 5% Holders of Puda

Puda declared cash distributions to its owners, Zhao Ming (80%) and Zhao Yao (20%), of $1.295 million and $2.393 million in 2003 and 2004, respectively. Of these amounts, $3.204 million was paid in 2004 with a distribution payable balance of $484,000 as of December 31, 2004.

Puda currently secures raw coal from a diversified pool of local Liulin County coal mines, including Liulin Jucai Coal Industry Co. Ltd. (“Jucai Coal”), a coal mine that is owned 75% by Zhao Yao. Jucai Coal supplies raw coal to both Puda and other unrelated parties. The Jucai Coal mining operations produced 450,000 and 400,000 tons of raw coal in 2003 and 2004, respectively. Out of this annual raw coal production, Jucai Coal sold approximately 20% and 10% of its raw coal production in 2003 and 2004, respectively, to Puda at prevailing market prices. The raw coal purchased from Jucai Coal accounted for approximately 19% and 12% of Puda’s total raw coal purchases in 2003 and 2004, respectively.

As of December 31, 2003 and 2004, Puda had the following amounts due from/to related parties:

	December 31,
	2003	2004
	US$	US$
Receivable from Shanxi Puda Resources Group Limited (“Puda Group”), a related company with common owners	$2,871,000	$2,234,000

Receivable from an owner, Zhao Ming	--	2,000

Total related party receivables	$2,871,000	$2,236,000

Payable to an owner, Zhao Yao	$186,000	$197,000

Accounts payable to Shanxi Liulin Jucai Coal Industry Co., Ltd., a related party with common owner	114,000	268,000

Total related party payables	$300,000	$465,000

The above related party receivable and payable balances are unsecured, interest-free and there are no fixed terms for repayment.

The amount payable to Zhao Yao represents land use rights paid by him on behalf of Puda.

In 2001, Puda entered into agreements with Puda Group, to lease an office and certain equipment. In the years ended December 31, 2003 and 2004, rental expenses payable to Puda Group were $24,000 and $24,000 respectively.

By an agreement entered into between Puda and Puda Group on April 25, 2005, Puda Group agreed to pay all the tax liabilities (including surcharges and penalties) of Puda with retrospective effect from its establishment to December 31, 2004. As of December 31, 2003 and 2004, Puda has paid $2,800,000 and $5,768,000, respectively, to Puda Group for payment of income taxes and value-added tax (“VAT”). In December 2004, Puda Group has paid Puda’s income taxes of $1,678,000 and VAT of $1,950,000 to the China Tax Bureau. In April 2005, Puda Group has paid Puda’s VAT of $251,000 to the China Tax Bureau. Puda expects that its income tax for the year 2004 will be paid to the China Tax Bureau in July 2005.

Puda currently leases the Shanxi Liulin Jiucai Plant which has an annual clean coal washing capacity of 100,000 tons. This facility is located about two miles from the premises of coal mine owned and operated by Shanxi Liulin Jucai Coal Industry Co., Limited (“Jucai Coal”). Zhao Yao is a 75% owner of Jucai Coal. Jucai Coal leases this coal processing facility to Puda. The leasing agreement was entered into on December 2, 2001 for a term of 5 years. The cost for the leased capacity is approximately $604,000 annually with four quarterly payments per year. It is possible that this lease may not be renewed when it expires.

Principal Accountant Fees and Services

Moore Stephens (“Moore Stephens”), Puda’s independent registered public accounting firm, billed Puda aggregate audit fees of approximately $216,000, including recoverable disbursements of approximately $16,000, for professional services rendered for the audit of its annual financial statements for the years ended December 31, 2003 and 2004.

Zhao Ming was directly responsible for interviewing and retaining its independent accountant, considering the accounting firm's independence and effectiveness, and pre-approving the engagement fees and other compensation to be paid to, and the services to be conducted by, the independent accountant. Zhao Ming did not delegate these responsibilities. During 2003 and 2004, Zhao Ming pre-approved 100% of the services described above.

Legal Proceedings

Puda is not involved in any lawsuit outside the ordinary course of business the disposition of which would have a material effect upon either its results of operations, financial position, or cash flows.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The Audited Financial Statements of Shanxi Puda Resources Co, Ltd. (“Puda”) as of December 31, 2004 and 2003, and for the years ended December 31, 2004 and 2003 are included following this Item 9.01(a).

The Audited Financial Statements of Puda Investment Holding Limited (“Puda BVI”) and Taiyuan Putai Business Consulting Co., Ltd. (“Putai”), separately, as of December 31, 2004, and for the year ended December 31, 2004 will be included in an amendment to this Current Report on Form 8-K which Purezza anticipates filing within the time period provided by this form.

The Unaudited Financial Statements of Puda as of March 31, 2005, and for the three month periods ended March 31, 2005 and 2004 will be included in an amendment to this Current Report on Form 8-K which Purezza anticipates filing within the time period provided by this form.

The Unaudited Financial Statements of Putai and Puda BVI, separately, as of March 31, 2005, and for the three month period ended March 31, 2005 will be included in an amendment to this Current Report on Form 8-K which Purezza anticipates filing within the time period provided by this form.

SHANXI PUDA RESOURCES CO., LTD.

FINANCIAL STATEMENTS
December 31, 2003 And 2004
Together With Report Of
Independent Registered Public Accounting Firm

SHANXI PUDA RESOURCES CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Owners of
Shanxi Puda Resources Co., Ltd.

We have audited the accompanying balance sheets of Shanxi Puda Resources Co., Ltd. as of December 31, 2003 and 2004, and the related statements of operations, changes in owners’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanxi Puda Resources Co., Ltd. as of December 31, 2003 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Moore Stephens

Certified Public Accountants
Hong Kong

June 9, 2005

SHANXI PUDA RESOURCES CO., LTD.
BALANCE SHEETS
December 31, 2003 and 2004
(In thousand of United States dollars)

		DECEMBER 31,
	Note(s)	2003	2004
		US$’000	US$’000
ASSETS
CURRENT ASSETS
Cash and cash equivalents		913	313
Short term investments		--	117
Accounts receivable (net)	3	2,340	2,722
Notes receivable - trade	4	266	638
Other receivables
- Related parties	5	2,871	2,236
- Third parties		2	68
Deposits and prepayments		459	529
Inventories	6	3,585	3,565

Total current assets		10,436	10,188

PROPERTY, PLANT AND EQUIPMENT, NET	7	1,085	974

INTANGIBLE ASSETS	8	186	182
TOTAL ASSETS		11,707	11,344

LIABILITIES AND OWNERS’ EQUITY
CURRENT LIABILITIES
Accounts payable
- Related party	5	114	268
- Third parties		565	448
Notes payable	9	72	--
Other payables
- Related party	5	186	197
- Third parties		155	291
Accrued expenses		175	248
Advances from customers		368	--
Income taxes payable	10	1,821	2,008
VAT payable	10	1,107	251
Distribution payable		1,295	484
Total current liabilities		5,858	4,195

COMMITMENT AND CONTINGENCIES	11

OWNERS’ EQUITY
Paid-in capital		2,717	2,717
Statutory surplus reserve fund	12	675	1,243
Retained earnings		2,457	3,189

Total owners’ equity		5,849	7,149
TOTAL LIABILITIES AND OWNERS’ EQUITY		11,707	11,344

The accompanying notes are an integral part of these financial statements.

SHANXI PUDA RESOURCES CO., LTD.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2003 and 2004
(In thousand of United States dollars)

		YEAR ENDED DECEMBER 31,
	Note(s)	2003	2004
		US$’000	US$’000

NET REVENUE		13,397	19,735

COST OF REVENUE	5	(9,209)	(13,229)

GROSS PROFIT		4,188	6,506

OPERATING EXPENSES
Selling expenses		264	322
General and administrative expenses	5	277	203
Other operating expenses	13	--	414
TOTAL OPERATING EXPENSES		541	939

INCOME FROM OPERATIONS		3,647	5,567

LOSS ON SHORT TERM INVESTMENT		--	(4)

INTEREST EXPENSE		(11)	(4)
INCOME BEFORE INCOME TAXES		3,636	5,559

INCOME TAXES	14	(1,234)	(1,866)
NET INCOME		2,402	3,693

The accompanying notes are an integral part of these financial statements.

SHANXI PUDA RESOURCES CO., LTD.
STATEMENTS OF CHANGES IN OWNERS’ EQUITY
For the years ended December 31, 2003 and 2004
(In thousand of United States dollars)

	PAID-UP CAPITAL		STATUTORY SURPLUS RESERVE	RETAINED EARNINGS	TOTAL OWNERS’ EQUITY
	RMB’000	US$’000	US$’000	US$’000	US$’000

Balance, January 1, 2003	22,500	2,717	310	1,715	4,742

Net income for 2003	--	--	--	2,402	2,402
Transfer	--	--	365	(365)	--
Distribution	--	--	--	(1,295)	(1,295)
Balance, December 31, 2003	22,500	2,717	675	2,457	5,849

Net income for 2004	--	--	--	3,693	3,693
Transfer	--	--	568	(568)	--
Distribution	--	--	--	(2,393)	(2,393)
Balance, December 31, 2004	22,500	2,717	1,243	3,189	7,149

The accompanying notes are an integral part of these financial statements.

SHANXI PUDA RESOURCES CO., LTD.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2003 and 2004
(In thousand of United States dollars)

	2003	2004
	US$’000	US$’000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	2,402	3,693
Adjustments to reconcile net income to net cash used in operating activities
Unrealized loss on short term investments	--	4
Amortization of land use right	3	4
Depreciation	111	111
Provision for doubtful debts	13	1
Changes in operating assets and liabilities:
Increase in accounts receivable	(847)	(383)
Increase in notes receivable	(12)	(372)
Increase in other receivables, deposits and prepayments	(1,899)	499
(Decrease)/increase in inventories	(931)	20
(Decrease)/increase in accounts payable	(112)	37
Decrease in notes payable	(73)	(72)
Increase in accrued expenses	63	73
Decrease in advance from customers	(146)	(368)
(Decrease)/increase in other payables	(293)	147
Increase in income tax payable	1,235	187
Increase/(decrease) in VAT payable	712	(856)

Net cash provided by operating activities	226	2,725

CASH FLOWS FROM INVESTING ACTIVITES
Payment for purchase of short term investments	--	(121)
Net cash used in investing activities	--	(121)

CASH FLOWS FROM FINANCING ACTIVITES
Distribution paid to owners	--	(3,204)
Net cash used in financing activities	--	(3,204)

Net increase/(decrease) in cash and cash Equivalents	226	(600)
Cash and cash equivalents at beginning of year	687	913
Cash and cash equivalents at end of year	913	313

Supplemental schedule of cash flow information:
Cash paid during the year for:
Interest	11	4
Income taxes	--	1,678

The accompanying notes are an integral part of these financial statements.

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

1. The Company

Shanxi Puda Resources Co., Ltd. (“the Company”) was established on 7 June 1995 as a company with limited liability under the laws of The People’s Republic of China (“PRC”). The Company mainly processes and washes raw coal and sells from its plants in Shanxi Province, high-quality, low sulfur refined coal for industrial clients mainly in Central and Northern China.

The Company has a registered capital of RMB22,500,000 (US$2,217,000) which is fully paid-up. The owners of the Company are Mr. Zhao Ming (80%) and Mr. Zhao Yao (20%).

2. Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying financial statements were prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

(b) Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation and allowance for doubtful accounts receivable. Actual results could differ from those estimates.

(c) Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2003 and 2004 the Company did not have any cash equivalents.

(d) Short-term Investments

The Company classifies its marketable securities as trading securities. Trading securities are carried at readily determinable fair value, with the unrealized or realized gains and losses, if any, reported in other income in income statement. The cost of securities sold is based on the specific-identification method.

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

(e) Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.

(f) Inventories

Inventories comprise raw materials and finished goods and are stated at the lower of cost or market. Substantially all inventory costs are determined using the weighted average basis. Costs of finished goods include direct labor, direct materials, and production overhead before the goods are ready for sale. Inventory costs do not exceed net realizable value.

(g) Property, Plant and Equipment, Net

Property, plant and equipment is stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized.

Management considers that they have 10% residual value for buildings, and 5% residual value for other property, plant and equipment. The estimated useful lives are as follows:

Building and facility                              20 years
Machinery and equipment                   10 years
Motor vehicles                                       10 years
Office equipment and others                10 years

The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statements of operations.

(h) Land Use Rights and Amortization

Land use right is stated at cost, less amortization. Amortization of land use right is calculated on the straight-line method, based on the period over which the right is granted by the relevant authorities in Shanxi, PRC.

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

(i) Impairment of Assets

In accordance with Statement of Financial Accounting Standards (‘SFAS”) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", the Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized.

(j) Income Taxes

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company reviewed the differences between tax basis under PRC tax laws and financial reporting under PRC GAAP, and no material differences were found, thus, there were no deferred tax assets or liabilities as of December 31, 2003 and 2004 for the Company.

Under current PRC tax laws, no tax is imposed in respect to distributions paid to owners except individual income tax.

(k) Revenue Recognition

Revenue from goods sold is recognized when title has passed to the purchaser, which generally is at the time of delivery.

(l) Foreign Currency Transactions

The Company’s functional currency is Renminbi (“RMB”) and its reporting currency is U.S. dollars. The Company’s balance sheet accounts are translated into U.S. dollars at the year-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in owners’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred. The translation and transaction gains and losses were immaterial for the years ended December 31, 2003 and 2004.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

(m) Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts, related party and other receivables, accounts payable, other payables and accrued expenses, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations.

(n) Earnings Per Share

Basic earnings per share is computed by dividing the earnings for the year by the weighted average number of common shares outstanding for the year. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for a period, if dilutive.

For the years ended December 31, 2003 and 2004, earnings per share are not shown as there are no shares outstanding.

(o) Accumulated Other Comprehensive Income

Accumulated other comprehensive income represents the change in equity of the Company during the periods presented from foreign currency translation adjustments. These transactions are deemed immaterial for the years presented.

3. Allowance for Doubtful Receivables

Details of allowance for doubtful receivables deducted from accounts receivable are as follows:-

	December 31,
	2003	2004
	US$’000	US$’000
Balance, beginning of year	15	28
Additions	13	1
Balance, end of year	28	29

The Company did not have any bad debts in the years ended December 31, 2003 and 2004.

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

4. Notes Receivable - Trade

Notes receivable are issued by banks for settlement of accounts receivable from customers. They are not factored and are non-interest bearing.

5. Related Party Transactions

As of December 31, 2003 and 2004, the Company had the following amounts due from/to related parties:-

	December 31,
	2003	2004
	US$’000	US$’000

Other receivable from Shanxi Puda Resources Group Limited (“Puda Group”), a related company with common owners	2,871	2,234
Other receivable from an owner, Zhao Ming	--	2
	2,871	2,236

Accounts payable to Shanxi Liulin Jucai Coal Industry Co., Limited (“Jucai Coal”), a related company with common owner	114	268

Other payable to an owner, Zhao Yao	186	197

The balances are unsecured, interest-free and there are no fixed terms for repayment.

The amount payable to Zhao Yao represents land use right paid by him on behalf of the Company (see Note 8).

In 2001, the Company entered into agreements with Puda Group to lease an office and certain equipment. In the years ended December 31, 2003 and 2004, rental expenses payable to Puda Group were US$24,000 and US$24,000, respectively, which were charged to cost of revenue and general and administrative expenses in the statements of operations (see Note 11).

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

5. Related Party Transactions (continued)

By an agreement entered into between the Company and Puda Group on April 25, 2005, Puda Group agreed to pay all the tax liabilities (including surcharges and penalties) of the Company with retrospective effect from its establishment to December 31, 2004. As at December 31, 2003 and 2004, the Company has paid US$2,800,000 and US$5,768,000, respectively, to Puda Group for payment of income taxes and value-added tax (“VAT”). In December 2004, Puda Group paid the Company’s income taxes of US$1,678,000 and VAT of US$1,950,000 to the China Tax Bureau. In April 2005, Puda Group paid the Company’s VAT of US$251,000 to the China Tax Bureau. The directors expect that the Company’s income tax for the year 2004 will be paid to the China Tax Bureau in July 2005 (see Note 10).

In 2001, the Company entered into an agreement with Jucai Coal to lease a coal washing plant. In the years ended December 31, 2003 and 2004, rental expenses in the amounts of US$604,000 and US$604,000, respectively, were paid to Jucai Coal and these rental expenses were charged to cost of revenue in the statements of operations (see Note 11).

In the years ended December 31, 2003 and 2004, the Company purchased raw coal from Jucai Coal in the amounts of US$1,434,000 and US$1,556,000, respectively.

6. Inventories

As of December 31, 2003 and 2004, inventories consist of the following:

	December 31,
	2003	2004
	US$’000	US$’000
Raw materials	776	2,557
Finished goods	2,809	1,008
Total	3,585	3,565

There was no allowance for losses on inventories as of December 31, 2003 and 2004.

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

7. Property, Plant and Equipment, Net

As of December 31, 2003 and 2004, property, plant and equipment consist of following:

	December 31,
	2003	2004
	US$’000	US$’000
Cost
Buildings and facility	427	427
Machinery equipment	633	633
Motor vehicles	254	254
Office equipment and others	76	76
	1,390	1,390

Accumulated depreciation
Buildings and facility	61	80
Machinery equipment	160	221
Motor vehicles	69	93
Office equipment and others	15	22
	305	416
Carrying value
Buildings and facility	366	347
Machinery equipment	473	412
Motor vehicles	185	161
Office equipment and others	61	54
	1,085	974

Depreciation expense for each of the years ended December 31, 2003 and 2004 was approximately US$111,000 and US$111,000, respectively. For 2004, the amount included in cost of sales and general and administrative expenses was approximately US$86,000 (2003: US$86,000) and US$25,000 (2003: US$25,000), respectively.

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

8. Intangible Assets

	Land use right December 31,
	2003	2004
	US$’000	US$’000

Cost	197	197
Accumulated amortization	11	15
Carrying value	186	182

Land use right is located in Shanxi, PRC and is amortized over 50 years up to March 2051 (see Note 5).

Amortization expense for the years ended December 31, 2003 and 2004 was approximately US$4,000 and US$3,000, respectively. The estimated aggregate amortization expense for the five years ending December 31, 2005, 2006, 2007, 2008 and 2009 amounts to approximately US$4,000, US$4,000, US$4,000, US$4,000 and US$4,000, respectively.

9. Notes Payable

Notes payable as of December 31, 2003 were unsecured. For the year ended December 31, 2003, all payments were made on a timely basis and no interest was assessed. As of December 31, 2004, there were no notes payable.

10. Income and Other Taxes Payable

By an agreement entered into between the Company and Puda Group on April 25, 2005, Puda Group agreed to pay all the tax liabilities (including surcharges and penalties) on behalf of the Company with retrospective effect from its establishment to December 31, 2004. The Company has advanced funds to Puda Group for payment of income tax and VAT (see Note 5).

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

11. Commitments and Contingencies

As of December 2003 and 2004, the Company leased equipment, plant and office premises under several operating lease agreements expiring in 2005, 2006 and 2008, respectively (see Note 5).

The future minimum lease payments under the above-mentioned leases as of December 31, 2003 and 2004 are as follows:-

December 31, 2004
Year	US$’000

2005	628
2006	560
2007	6
2008	6
1,200

The above future lease payments include amounts payable to Puda Group and Jucai Coal. The amounts payable to Puda Group for the years ending December 31, 2005, 2006 2007 and 2008 are US$24,000, US$6,000, US$6,000 and US$6,000, respectively. The amounts payable to Jucai Coal for the years ending December 31, 2005, 2006, 2007 and 2008 are US$604,000, US$554,000, US$nil and US$nil, respectively.

As of December 2003 and 2004, the Company did not have any contingent liabilities.

12. Profit Appropriation

In accordance with PRC regulations, the Company is required to make appropriations to the statutory surplus reserve fund, based on after-tax net income determined in accordance with PRC GAAP. According to the Memorandum and Articles of Association of the Company, appropriation to the statutory surplus reserve fund should be at least 10% of the after-tax net income determined in accordance with the PRC GAAP until the reserve fund is equal to 50% of the entity’s registered capital. Appropriations to the statutory public welfare fund should be at least 5% of the after-tax net income determined in accordance with the PRC GAAP. Statutory surplus reserve is established for the purpose of remedying the Company’s losses, expanding operations, or increasing registered capital, and is non-distributable other than in liquidation.

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

13. Other Operating Expenses

These represent mainly charges incurred for a potential public listing in the United States of America.

14. Taxation

Pursuant to the PRC Income Tax Laws, the Company is subject to enterprise income tax at a statutory rate of 33% (30% national income tax plus 3% local income tax).

Details of income taxes in the statements of operations are as follows:-

	December 31,
	2003	2004
	US$’000	US$’000

Current year provision	1,234	1,866

A reconciliation between taxes computed at the statutory rate of 33% and the Company’s effective tax rate is as follows:-

	December 31,
	2003	2004
	US$’000	US$’000

Income before income taxes	3,636	5,559

Income tax on pretax income at statutory rate of 33%	1,200	1,834
Effect of permanent differences	34	32
Income tax at effective rate	1,234	1,866

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

15. Concentrations and Credit Risk

The Company operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

At December 31, 2004, the Company has a credit risk exposure of uninsured cash in banks of approximately US$313,000. The Company does not require collateral or other securities to support financial instruments that are subject to credit risk.

The net sales to customers representing at least 10% of net total sales are as follows:-

	December 31,
Customers	2003		2004
	US$’000%		US$’000%
Customer A	2,116	16	2,056	10
Customer B	1,677	13	--	--
Customer C	1,521	11	2,664	13
Customer D	1,518	11	--	--
Customer E	1,422	11	--	--
Customer F	1,296	10	--	--
Customer G	--	--	2,923	15

The following customers had balances greater than 10% of the total accounts receivable as of December 31, 2003 and 2004, respectively:

	December 31,
Customers	2003		2004
	US$’000%		US$’000%
Customer F	477	20	--	--
Customer H	381	16	--	--
Customer B	362	15	--	--
Customer C	262	11	451	16
Customer I	250	11	--	--
Customer E	--	--	327	12
Customer J	--	--	323	12

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

16. Retirement Benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, casualty, housing benefits, education benefits, unemployment insurance and pension benefits through a Chinese government-mandated multi-employer defined contribution plan. The Company is required to accrue the employer-portion for these benefits based on certain percentages of the employees’ salaries. The total provision for such employee benefits was US$63,000 and US$73,000 for the year ended December 31, 2003 and 2004, respectively and were recorded as accrued expenses. As of December 31, 2003 and 2004, the total amount included in accrued expenses for the provision is US$175,000 and $US$248,000, respectively. The Company is required to make contributions to the plans out of the amounts accrued for all staff welfare benefits except for education benefits. The contributions have not yet been made to the government social welfare organization for the year ended December 31, 2003 and 2004, respectively. The PRC government is responsible for the staff welfare benefits including medical care, casualty, housing benefits, unemployment insurance and pension benefits to be paid to these employees. The Company is responsible for the education benefits to be paid.

In the EITF Consensus 92-13, The Emerging Issues Task Force (“EITF”) provides guidance regarding accounting for estimated payments in connection with the Coal industry Retiree Health Benefit Act of 1992, which requires enterprises that have ongoing operations in the coal industry to account for their obligations under the Act as either participation in a multi-employer plan or as a liability. The Company is only required to comply with the aforementioned separate contribution plan according to local statutory requirements regarding retiree health benefits, accordingly, the Consensus does not have impact on the Company’s financial statements presented.

17. Black Lung Benefits

In the United States of America, companies are responsible under the Federal Coal Mine Health and Safety Act of 1969, as amended, and various states’ statutes for the payment of medical and disability benefits to employees and their dependents resulting from occurrences of coal worker’s pneumoconiosis disease (black lung). In the PRC, besides a uniform contribution plan described in note 12, there is no such special Act or regulatory requirements to cover occurrences of coal worker’s black lung. The Company provides no provision for its workers’ black lung benefits inasmuch as the aforesaid Act does not apply to the Company.

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

18. New Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (“FASB”) issued interpretation No. 46 “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). FIN 46 clarifies when a company should consolidate in its financial statements the assets, liabilities and activities of a variable interest entity. FIN 46 provides general guidance as to the definition of a variable interest entity and requires a variable interest entity to be consolidated if a company absorbs the majority of the variable interest entity’s expected losses, or is entitled to receive majority of the variable interest entity’s residual returns, or both. In December 2003, the FASB issued a revised interpretation of FIN 46 (“FIN 46-R”), which supersedes FIN 46 and clarifies and expands current accounting guidance for variable interest entities. Both interpretations are effective immediately for any variable interest entity created subsequent to January 31, 2003, and for variable interest entities created before February 1, 2003, no later than the end of the first reporting period after March 15, 2004. The adoption of FIN 46-R has no impact on the Company’s financial statements.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 has no impact on the Company’s financial reporting and disclosures.

In May 2003, the FASB issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 revises the accounting for certain financial instruments that previously could be classified as liabilities (or, in some circumstances, assets) in the statement of financial condition. SFAS No. 150 also requires disclosure of the terms of those instruments and settlement alternatives. SFAS No. 150 generally is effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 has no impact on the Company’s financial statements.

In December 2003, the FASB issued SFAS No. 132R “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (“SFAS No. 132R”). This Statement revises disclosures by employers about pensions and other postretirement benefits. The additional disclosures are about the asset, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information must be provided separately for pension plans and other postretirement benefit plans. New disclosures for interim periods beginning after December 15, 2003 are also required by SFAS No. 132R. The adoption of SFAS No. 132R has no impact on the Company’s financial statements.

SHANXI PUDA RESOURCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS (continued)

18. New Accounting Pronouncements (continued)

In December 2003, the staff of the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition, which supersedes SAB 101, “Revenue Recognition in Financial Statements.” The primary purpose of SAB 104 is to rescind the accounting guidance included in SAB 101 about multiple element revenue arrangements. SAB 104 also revises the SEC’s “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers that have been codified in Topic 13. SAB 104 was effective immediately upon issuance and did not have a material impact of the Company’s financial reporting and disclosures.

The FASB has issued SFAS No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosures”. SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure requirements of SFAS No. 148. The Company has no stock-based compensation.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment, an Amendment of SFAS No. 123." SFAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The Company has no stock-based compensation.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The adoption of SFAS No. 153 has no impact on the Company’s financial statements.

(b)	Pro forma financial information.

The Unaudited Pro Forma Financial Statements of Puda, Puda BVI and Putai as of December 31, 2004, and for the period ended December 31, 2004 will be included in an amendment to this Current Report on Form 8-K which Purezza anticipates filing within the time period provided by this form.

The Unaudited Pro Forma Financial Statements of Purezza, Puda, Puda BVI and Putai as of December 31, 2004, and for the period ended December 31, 2004 will be included in an amendment to this Current Report on Form 8-K which Purezza anticipates filing within the time period provided by this form.

(c)	Exhibits.

4.1	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Purezza Filed June 24, 2005
10.1	Technology License Agreement dated June 24, 2005 between Puda and Putai
10.2	Operating Agreement dated June 24, 2005 between Puda, Putai, Zhao Ming and Zhao Yao
10.3	Exclusive Consulting Agreement dated June 24, 2005 between Puda and Putai
10.4	Exclusive Option Agreement dated June 24, 2005 between Puda, Putai, Zhao Ming and Zhao Yao
10.5	Authorization dated June 24, 2005 between Puda, Putai and Zhao Ming
10.6	Authorization dated June 24, 2005 between Puda, Putai and Zhao Yao
10.7	Financial Advisory Agreement dated June 29, 2005, between Purezza and Keating Securities, LLC.
99.1	Press Release announcing the Closing filed on July 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Purezza Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREZZA GROUP, INC.

Date: July 18, 2005	By:	/s/ Zhao Ming

Zhao Ming, Chairman Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Purezza Filed June 24, 2005
10.1	Technology License Agreement dated June 24, 2005 between Puda and Putai
10.2	Operating Agreement dated June 24, 2005 between Puda, Putai, Zhao Ming and Zhao Yao
10.3	Exclusive Consulting Agreement dated June 24, 2005 between Puda and Putai
10.4	Exclusive Option Agreement dated June 24, 2005 between Puda, Putai, Zhao Ming and Zhao Yao
10.5	Authorization dated June 24, 2005 between Puda, Putai and Zhao Ming
10.6	Authorization dated June 24, 2005 between Puda, Putai and Zhao Yao
10.7	Financial Advisory Agreement dated June 29, 2005, between Purezza and Keating Securities, LLC.
99.1	Press Release announcing the Closing filed on July 18, 2005.